Exhibit 10.49
SUPPLEMENT NO. 1 dated as of October 1, 2010 to the Guaranty dated as of April 27, 2007 among IASIS HEALTHCARE CORPORATION (“Holdings”), certain Subsidiaries of IASIS HEALTHCARE LLC (the “Borrower”) from time to time party thereto and BANK OF AMERICA, N.A., as Administrative Agent.
A. Reference is made to (i) the Credit Agreement dated as of April 27, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, Bank of America, N.A., as Administrative Agent, Swing Line Lender, Revolving L/C Issuer and Synthetic L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), (ii) each Secured Hedge Agreement (as defined in the Credit Agreement) and (iii) the Cash Management Obligations (as defined in the Credit Agreement).
B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
C. The Guarantors have entered into the Guaranty in order to induce (x) the Lenders to make Loans and the L/C Issuers to issue Letters of Credit, (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (z) the Cash Management Banks to provide Cash Management Services. Section 4.10 of the Guaranty provides that additional Wholly Owned Restricted Subsidiaries of the Borrower that are not Excluded Subsidiaries may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce (x) the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit, (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (z) the Cash Management Banks to provide Cash Management Services and as consideration for (x) Loans previously made and Letters of Credit previously issued, (y) Secured Hedge Agreements previously entered into and/or maintained and (z) Cash Management Services previously provided.
Accordingly, the Administrative Agent and the New Subsidiary agree as follows:
SECTION 1. In accordance with Section 4.10 of the Guaranty, the New Subsidiary by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof, except for representations and warranties made as of a specified date, which shall be true and correct as of such date. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations does hereby, for the benefit of the Secured Parties, their successors and assigns, irrevocably, absolutely and unconditionally guaranty, jointly with the other Guarantors and severally, the due and punctual payment of the Obligations. Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Subsidiary. The Guaranty is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.
SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6. If any provision contained in this Supplement is held to be invalid, illegal or unenforceable, the legality, validity, and enforceability of the remaining provisions contained herein and in the Guaranty shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guaranty.
SECTION 8. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with the execution and delivery of this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

BRIM HOLDING COMPANY, INC., as the New Subsidiary

By:	/s/ John M. Doyle

	Name:	John M. Doyle
	Title:	Chief Financial Officer

Jurisdiction of Formation: Delaware

Address of Chief Executive Office:
117 Seaboard Lane, Building E
Franklin, TN 37067

BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:

Title:

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